As filed with the Securities and Exchange Commission on June, 14, 2024 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ITERIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-2588496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1250 Capital of Texas Hwy., Bldg. 1, Suite 330 Austin, TX 78746
(Address of principal executive offices) (Zip code)

Iteris, Inc. 2007 Omnibus Incentive Plan (Amended and Restated as of July 2015)
(Full title of the plan)

Kerry A. Shiba Senior Vice President and Chief Financial Officer, Treasurer and Secretary Iteris, Inc. 1250 Capital of Texas Hwy., Bldg. 1, Suite 330 Austin, TX 78746 (512) 716-0808	With a copy to: Donald Reynolds, Esq. Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 (919) 781-4000
(Name and address of agent for service)(Telephone number, including area code, of agent for service)
    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:
This registration statement registers an additional 1,160,677 shares of common stock of Iteris, Inc. (the “Registrant”) to be issued upon the exercise of unexercised options to purchase shares of common stock previously issued under the Iteris, Inc. 2007 Omnibus Incentive Plan (Amended and Restated as of July 2015) (the “2007 Plan”) for which Registration Statements on Form S-8 relating to the 2007 Plan are effective.
INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
The contents of the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 2, 2007 (File No. 333-146459), November 2, 2009 (File No. 333-162807), and August 1, 2013 (File No. 333-190309) relating to the 2007 Plan, as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The following table sets forth the exhibits either filed herewith or incorporated herein by reference:

Exhibit Number	Description	Reference
4.1	Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on October 12, 2018	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on October 15, 2018
4.2	Restated Bylaws of the Registrant, as amended through August 6, 2018	Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 as filed with the Commission on August 7, 2018
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP	Filed herewith
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, dated June 14, 2024	Filed herewith
23.2	Consent of Wyrick Robbins Yates & Ponton LLP	Filed herewith (included in Exhibit 5.1)
24.1	Power of Attorney	Filed herewith (included on the signature page)
99.1	2007 Omnibus Incentive Plan (Amended and Restated as of July 2015)	Appendix A to the Registrant’s Definitive Proxy Statement as filed with the Commission on July 29, 2015
99.2	Forms of Stock Option Agreements under the 2007 Omnibus Incentive Plan	Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2012 as filed with the SEC on June 11, 2012
107.1	Filing Fee Table	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on June 14, 2024.

ITERIS, INC. (Registrant)

By	/s/ JOE BERGERA
Joe Bergera Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of the Registrant do hereby constitute and appoint Joe Bergera, Chief Executive Officer and President, and Kerry A. Shiba, Senior Vice President and Chief Financial Officer, Treasurer and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ JOE BERGERA	Chief Executive Officer, President, and Director (Principal Executive Officer)	June 14, 2024
Joe Bergera

/s/ KERRY A. SHIBA	Senior Vice President and Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	June 14, 2024
Kerry A. Shiba

/s/ THOMAS L. THOMAS	Director	June 14, 2024
Thomas L. Thomas

/s/ GARY HALL	Director	June 14, 2024
Gary Hall

/s/ GERARD M. MOONEY	Director	June 14, 2024
Gerard M. Mooney

/s/ LAURA L. SIEGAL	Director	June 14, 2024
Laura L. Siegal

/s/ KIMBERLY VALENTINE-POSKA	Director	June 14, 2024
Kimberly Valentine-Poska

/s/ DENNIS W. ZANK	Director	June 14, 2024
Dennis W. Zank